UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2008

Altus Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

640 Memorial Drive, Cambridge, Massachusetts		02139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-299-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a), (b) and (f): Not applicable.

(c): On May 22, 2008, Altus Pharmaceuticals Inc. (the "Company") announced that the Board of Directors has appointed Georges Gemayel, Ph.D. as the Company’s President and Chief Executive Officer and a member of its Board of Directors commencing on June 2, 2008 (the "Commencement Date"). Dr. Gemayel, age 47, was most recently an Executive Vice President at Genzyme Corporation responsible for its global transplant, renal, hospital and biosurgery businesses. Prior to joining Genzyme in 2003, Dr. Gemayel held positions of increasing responsibility over 16 years at Hoffman-LaRoche. Dr. Gemayel completed his doctorate in pharmacy (Pharm D) at St. Joseph University in Beirut and earned a Ph.D. in pharmacology at Paris-Sud University. Dr. Gemayel serves as a director of Adolor Corporation, a publicly-traded biotechnology company.

In connection with Dr. Gemayel’s appointment as President and Chief Executive Officer, the Company extended an offer letter (the "Offer Letter") to Dr. Gemayel and entered into a Severance and Change in Control Agreement effective on the Commencement Date with Dr. Gemayel (the "Severance and Change in Control Agreement"). Pursuant to the terms of the Offer Letter, Dr. Gemayel will receive an initial annualized base salary of $540,000. Dr. Gemayel will also have the opportunity to earn an annual performance bonus of up to 50% (which may by increased at the discretion of the Company's Compensation Committee) of his earned salary, based on the achievement of a series of personal and Company objectives that the Company’s Compensation Committee and Dr. Gemayel will define annually. For 2008, such objectives will be recommended by Dr. Gemayel for the Board of Director’s review and approval within 30 days after the Commencement Date, and the performance bonus for 2008 will be awarded based on achievement of these objectives and prorated based on the Commencement Date. Pursuant to the Offer Letter, Dr. Gemayel is also entitled to participate in employee benefits offered by the Company to its executive employees.

In addition, on the Commencement Date, Dr. Gemayel will be granted stock options to purchase up to 900,000 shares of the Company's common stock at an exercise price per share equal to the closing price of the Company’s common stock on the Commencement Date. The total grant will be comprised of options to purchase 560,000 shares under the Company’s Amended and Restated 2002 Employee, Director and Consultant Stock Plan, as amended (the "2002 Stock Plan") and an inducement grant of a non-qualified option to purchase 340,000 shares. The inducement award will be granted in reliance upon NASDAQ Marketplace Rule 4350(i)(1)(A)(iv). Both the option grant under the 2002 Stock Plan and the inducement grant will have a ten-year term. The first 25 percent of all such options will vest on the first anniversary of Dr. Gemayel’s employment with the Company, and the remaining 75 percent will vest quarterly over the following three years, subject to continued employment or service through each relevant vesting date. The inducement award will be granted on substantially identical terms and conditions as those contained in the Company’s 2002 Stock Plan. Within one year following a Change in Control (as defined in the 2002 Stock Plan), in the event that Dr. Gemayel’s employment is terminated without Cause (as defined in the 2002 Stock Plan) or he resigns under certain circumstances set forth in the 2002 Stock Plan, Dr. Gemayel’s options will be fully vested and immediately exercisable as of the date of his last day of employment, unless the options have otherwise expired or been terminated pursuant to their terms or the terms of the 2002 Stock Plan.

Under the Severance and Change in Control Agreement, in the event of a termination of Dr. Gemayel’s employment without Cause or resignation with Good Reason, in each case within one year following a Change in Control (as such capitalized terms are defined in the Severance and Change in Control Agreement), Dr. Gemayel is entitled to receive the following:

• salary continuation of his then-current base salary for a period of 24 months;

• payment of an amount equal to two times his target bonus for the applicable year;

• outplacement assistance up to a maximum of $15,000; and

• continuation of health benefits for up to 18 months.

In the event of a termination without Cause in other circumstances or resignation with Good Reason, Dr. Gemayel is entitled to receive the following:

• salary continuation of his then-current base salary for a period of 12 months;

• payment, in the Company's discretion and subject to approval by the Compensation Committee, of an amount up to his target bonus for the applicable year, prorated according to length of service during the applicable year;

• in the Company's sole discretion and subject to approval by the Compensation Committee, acceleration of vesting of all, a portion, or none of the unvested shares underlying the option granted to Dr. Gemayel on the Commencement Date; and

• continuation of health benefits for up to 18 months, provided that, if Dr. Gemayel becomes eligible to receive substantially similar benefits under another health plan, the Company's obligation to continue such payments will cease.

Receipt of any benefits under the Severance and Change in Control Agreement at the time of termination will be conditioned on Dr. Gemayel executing a written release of the Company from any and all claims arising in connection with his employment. The Severance and Change in Control Agreement includes Dr. Gemayel's agreement not to compete with the Company for 12 months following termination.

(d): In connection with the appointment of Dr. Gemayel as President and Chief Executive Officer, the Board of Directors will appoint Dr. Gemayel as a Class I member of the Board of Directors to serve for a term expiring at the 2009 Annual Meeting of Stockholders. Dr. Gemayel will not serve on any committees of the Board of Directors.

The disclosure provided under Item 5.02(c) above is incorporated herein by reference.

(e): The disclosure provided under Item 5.02(c) above is incorporated herein by reference.

The descriptions of the Offer Letter and Severance and Change in Control Agreement are qualified in their entirety by the full text of Offer Letter and Severance and Change in Control Agreement, both of which are filed herewith as Exhibit 10.1 and 10.2, respectively.

Item 7.01 Regulation FD Disclosure.

On May 22, 2008, the Company issued a press release announcing the appointment of Dr. Gemayel as set forth in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

10.1 Offer Letter dated May 21, 2008 between Altus Pharmaceuticals Inc. and Georges Gemayel, Ph.D.

10.2 Severance and Change in Control Agreement dated as of June 2, 2008.

99.1 Press release issued by the Company on May 22, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Pharmaceuticals Inc.

May 27, 2008	By:	Jonathan I. Lieber

Name: Jonathan I. Lieber
Title: Senior Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Offer Letter dated May 21, 2008 between Altus Pharmaceuticals Inc. and Georges Gemayel, Ph.D.
10.2	Severance and Change in Control Agreement dated as of June 2, 2008
99.1	Press Release issued by the Company on May 22, 2008